UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 20, 2006

CHARYS HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-18292	54-2152284
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1117 PERIMETER CENTER WEST, SUITE N415
Atlanta Georgia 30338
(Address of Principal
Executive Offices)

(678) 443-2300
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On October 27, 2006, Charys Holding Company, Inc. (the “Company”) and Ayin Holding Company Inc. (“Ayin”), a wholly-owned subsidiary the Company, executed a letter agreement (“Letter Agreement”) with Matthew B. Mitchell and Lori H. Mitchell amending certain terms of the stock purchase agreements with respect to Ayin’s acquisition of Complete Tower Sources, Inc. (“CTSI”) and Mitchell Site Acq., Inc. (“MSAI”) that closed on August 15, 2006.

CTSI Acquisition. Pursuant to the Letter Agreement, the total sales price for CTSI is increased by $5,000,000 to $76,000,000, to be paid as follows: (i) a newly issued promissory note dated October 20, 2006 to Lori H. Mitchell in the amount of $42,955,852 due on December 18, 2006; (ii) a newly issued promissory note dated October 20, 2006 to Lori H. Mitchell in the amount of $14,200,000 payable in two annual installments commencing December 10, 2007; (iii) the amount of $5,000,000 which has been paid to Lori H. Mitchell on September 1, 2006 and (iv) a sum of $13,844,148 to be paid to certain employees of CTSI within 5 days following December 18, 2006.

MSAI Acquisition.  Pursuant to the Letter Agreement, the total sales price for MSAI is increased by $2,000,000 to $29,000,000, to be paid as follows: (i) a newly issued promissory note dated October 20, 2006 to Matthew B. Mitchell in the amount of $20,812,500 due on December 18, 2006; (ii) a newly issued promissory note dated October 20, 2006 to Matthew B. Mitchell in the amount of $2,700,000 payable in two annual installments commencing December 10, 2007; (iii) a newly issued good will purchase agreement promissory note dated October 20, 2006 to Matthew B. Mitchell in the amount of $2,700,000 payable in two annual installments commencing December 10, 2007; (iv) the amount of $2,000,000 which has been paid to Matthew B. Mitchell on September 1, 2006 and (v) a sum of $787,500 to be paid to certain contractors of MSAI within 5 days following December 18, 2006.

Extension of Payment.  Pursuant to the Letter Agreement, all of the promissory notes that have been issued at closing shall be cancelled and replaced with the notes newly issued under the Letter Agreement.  With respect to the cancellation and replacement of those closing notes due on September 30, 2006, the Company paid the Mitchells a non-refundable extension payment of $2,000,000 on October 27, 2006 for their agreement to extend the payment date of new notes to December 18, 2006.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibits 10.1 hereto and is incorporated herein by reference.

ITEM 9.01   Financial Statements and Exhibits

(d) Exhibits

10.1	Letter Agreement, dated October 27, 2006, by and among Ayin Holding Company, Inc., Charys Holding Company, Mitchell Site Acq., Inc., Complete Tower Sources, Inc. and the Mitchells.

10.2	$42,955,852 Promissory Note issued to Lori H. Mitchell, dated October 20, 2006.

10.3	$14,200,000 Promissory Note issued to Lori H. Mitchell, dated October 20, 2006.

10.4	$20,812,500 Closing Promissory Note issued to Matthew B. Mitchell, dated October 20, 2006.

10.5	Stock Purchase Agreement Promissory Note issued to Matthew B. Mitchell, in the amount of $2,700,000, dated October 20, 2006.

10.6	GoodWill Purchase Agreement Promissory Note issued to Matthew B. Mitchell, in the amount of $2,700,000, dated October 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARYS HOLDING COMPANY, INC.

Date: November 17, 2006	By:	/s/ Billy V. Ray, Jr.
Billy V. Ray, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated October 27, 2006, by and among Ayin Holding Company, Inc., Charys Holding Company, Mitchell Site Acq., Inc., Complete Tower Sources, Inc. and the Mitchells.

10.2	$42,955,852 Promissory Note issued to Lori H. Mitchell, dated October 20, 2006.

10.3	$14,200,000 Promissory Note issued to Lori H. Mitchell, dated October 20, 2006.

10.4	$20,812,500 Closing Promissory Note issued to Matthew B. Mitchell, dated October 20, 2006.

10.5	Stock Purchase Agreement Promissory Note issued to Matthew B. Mitchell, in the amount of $2,700,000, dated October 20, 2006.

10.6	GoodWill Purchase Agreement Promissory Note issued to Matthew B. Mitchell, in the amount of $2,700,000, dated October 20, 2006.